UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

March 1, 2006

BOARDWALK PIPELINE PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	01-32665	20-3265614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3800 Frederica Street

Owensboro, Kentucky 42301

(Address of principal executive office)

(270) 926-8686

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 1, 2006, the Registrant issued a press release announcing that its subsidiary, Gulf South Pipeline Company, LP, has signed long-term precedent agreements with customers for additional capacity on its East Texas and Mississippi pipeline expansion projects. The total cost of the expansion, which is expected to be in service during the second half of 2007, is expected to be approximately $575 million. The press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01  Financial Statements and Exhibits
(a)	Not applicable

(b)	Not applicable

(c)	Exhibits:

99.1	Boardwalk Pipeline Partners, LP press release, issued March 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOARDWALK PIPELINE PARTNERS, LP

By:   BOARDWALK GP, LP,
         its general partner

By:   BOARDWALK GP, LLC,
         its general partner

By: /s/ Jamie L. Buskill
Jamie L. Buskill
                        Chief Financial Officer

Dated: March 1, 2006